Exhibit 99.1

COLLECTORS UNIVERSE, INC.

FORM OF
RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is entered into as of July 16, 2010 by and between _______________________ (hereinafter referred to as “Executive”), and COLLECTORS UNIVERSE, INC., a Delaware corporation (hereinafter referred to as the “Company”), pursuant to the Company’s 2006 Equity Incentive Plan (the “Plan”).

R E C I T A L S:

A.           Executive is the ___________ Officer of the Company and in that capacity has rendered and is continuing to render services to, for and on behalf of the Company.

B.           On this date, July 16, 2010, the Compensation Committee of the Company’s Board of Directors (the “Committee”) has awarded, pursuant to the Company’s 2006 Equity Incentive Plan (the “Plan”), to Executive, an award of ______ shares of the Company’s common stock (the “Restricted Shares”), on the terms and subject to the conditions and restrictions set forth hereinafter, to provide incentives for“ Executive to remain in the Company’s service and to devote his utmost efforts to the achievement by the Company, of the Financial Performance Goal (set forth hereinafter), all as more specifically provided in this Agreement.

C.          Executive was notified, on July 16, 2010, of the aforementioned award of such shares to him by the Committee.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the parties agree as follows:

1.	Certain Definitions and Rules of Construction.

1.1           Definitions.  For purposes of this Agreement, the terms set forth below in this Section 1 shall have the following respective meanings:

(a)          The term “Affiliate” when used with reference to the Company shall mean any corporation, limited liability company, general partnership, joint venture or limited partnership or other entity that controls or is controlled by, or is under common control with the Company.  Accordingly, an Affiliate of the Company shall include any such entity (i) that owns voting shares or other voting securities of the Company or any other Affiliate thereof that entitle it to vote in the election of, and enable it to elect, either directly or indirectly, at least a majority of the Company’s directors (a “Parent”) and (ii) any such entity with respect to which the Company is a general partner or owns shares or other securities that entitle it to vote in the election of, and to elect, either directly or through one or more other Affiliates, at least a majority of the directors or persons holding similar positions with such entity (a “Subsidiary”).

(b)          The term “Code” means the Internal Revenue Code of 1986, as amended.

(c)          The term “Company” means Collectors Universe, Inc., a Delaware corporation and any Successor thereto.

(d)          The term “Continuous Service with the Company” means (i) employment by an Employer Entity (which shall be either the Company or an Affiliate thereof), (ii) service as a member of the Board of the Company or any Parent thereof, or (iii) service in the capacity of a consultant to the Company or any Affiliate thereof, which service is uninterrupted except by reason of (x) vacations, (y) illnesses (other than permanent disability, as defined in Section 22(e)(3) of the Code), or (z) leaves of absence that have been approved in writing by the Company (each, an “Excused Absence”).  For purposes of this Agreement, a cessation or termination of Executive’s Continuous Service with the Company shall be deemed to have occurred if Executive ceases to provide services to the Company and its Affiliates in any of the capacities set forth above in this Paragraph 1.1(d), for any reason other than an Excused Absence.  Notwithstanding the foregoing, a termination or cessation of Continuous Service of Executive shall not be deemed to have occurred if, within not more than ten (10) days following the termination or cessation of Executive’s service with the Company or any Affiliate thereof, in any one of the capacities set forth above, Executive continues or commences the provision of service to the Company or any Affiliate in any of the other capacities specified above.

(e)           The term “Employer Entity” means the Company or any Affiliate thereof that employs the Executive at any time during the term of this Agreement.

(f)            The term “Fiscal 2011” means the year that commenced on July 1, 2010 and will end on June 30, 2011.

(g)           The term “Fiscal 2011 COI” means the consolidated operating income of the Company and its consolidated subsidiaries for Fiscal 2011, determined in accordance with the same generally accepted accounting principles that are applied by the Company’s independent registered public accountants in their audit of the consolidated financial statements of the Company and its Subsidiaries for Fiscal 2011 (the “2011 Financial Statements”), except that there shall be excluded from the computation of such consolidated operating income (i) all non-cash stock based compensation costs, and (ii) all non-cash impairment charges, if any, recognized in the Company’s 2011 Financial Statements.

(h)           The term “Financial Performance Goal” means Fiscal 2011 COI in an amount at least equal to ________________________.  Notwithstanding the foregoing, however, at any time prior to the end of Fiscal 2011, the Compensation Committee may adjust or change this Financial Performance Goal to reflect the occurrence of (i) any extraordinary event, (ii) any material corporate transactions, (iii) any material changes in corporate capitalization, accounting rules or principles or in the Company’s methods of accounting, (iv) any material changes in applicable law, or (v) any other material change or event of similar nature (each, an “Extraordinary Event”), which was not reasonably foreseeable at the time the Performance Goal had been established and would, in the sole opinion of the Committee (x) make it unlikely that the Performance Goal will be achieved or (y) make it likely that the Performance Goal would be achieved solely by reason of occurrence of such Extraordinary Event.  Notwithstanding the foregoing, however, the occurrence of changes in the competitive environment or changes in economic or market conditions in the Company’s markets, whether or not expected or reasonably foreseeable, shall not by themselves constitute Extraordinary Events that may be the basis of a change in the Financial Performance Goal.

(i)             The term “Securities Law Restrictions” means restrictions on the transferability of the Shares under applicable federal or state securities laws.

(j)             The term “Successor” means any entity that (i) is the surviving entity in a merger or consolidation with or other statutory reorganization of the Company in which the separate existence of the Company ceases, whether or not such merger, consolidation or reorganization results in a Change of Control of the Company or (ii) becomes the Parent of the Company by reason of its direct or indirect acquisition of voting securities of the Company representing the power to vote, directly or indirectly, in the election of directors of the Company and to elect at least a majority thereof, or (iii) acquires all or substantially all of the assets of the Company (whether or not such transaction constitutes a Change of Control of the Company).

(k)            The term “Termination for Good Reason” means a termination by Executive of his employment with his Employer Entity due to the taking of a Good Reason Action (as defined in Exhibit A hereto), provided such termination meets the conditions expressly set forth in Exhibit A.

(l)             The term “Termination Without Cause by the Company” means a termination, by the Company or Executive’s Employer Entity (if other than the Company), of Executive’s employment for any reason other than (i) the death or disability of Executive or (ii) the Misconduct of Executive (as defined in Exhibit A hereto), provided that Executive does not continue in the service of the Company or any of its Affiliates thereafter.

(m)           The term “Unvested Shares” means those of the Restricted Shares issued hereunder that are or remain subject to the Company’s Reacquisition Rights under Section 5 of this Agreement.

(n)            The term “Vested Shares” means those of the Restricted Shares issued pursuant hereto that have ceased to be subject to the Company’s Reacquisition Rights under Section 5 of this Agreement.

(o)            The term “Vesting Conditions” means the conditions set forth in Section 4 hereof that must be satisfied for any or all of the Unvested Shares to become Vested Shares.

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1.2          Definitions of Certain Other Terms.  Other terms used in this Agreement with initial capital letters that are not defined in this Section 1.1 above shall have the respective meanings given to such terms elsewhere in this Agreement or in the Plan.

1.3          Rules of Construction.  The provisions of this Agreement will not be construed against a party by reason of the fact that such party or its counsel was the principal draftsman of this Agreement or such provisions.  Unless the context otherwise requires: (i) words importing the singular include the plural and vice versa; (ii) words importing gender include all genders; (iii) the terms “include” and “including” shall mean “include without limitation” or “including but not limited to” and (iii) unless the context clearly indicates otherwise, the terms “herein,” “hereof,” “hereto,” “hereinafter” and “hereunder” and any similar terms shall refer to this Agreement as a whole and not to the section, subsection, paragraph or clause where such term appears.

1.4          Headings. The Section, subsection and paragraph and any other headings in this Agreement have been inserted for convenience of reference only and shall not affect the construction or interpretation or the application of any of the terms or provisions of this Agreement.

2.             Issuance of Restricted Shares.  The Company hereby irrevocably offers to award and issue to Executive, and the Executive hereby accepts such offer and the award by the Company of, an aggregate of __________ (__,__) shares of its common stock (the “Restricted Shares” or the “Shares”), on the terms and subject to the conditions and the restrictions and the Company’s Reacquisition Rights set forth herein.

3.             Consideration.  Executive acknowledges and agrees that he is not paying or providing any consideration (monetary or other) to the Company for the issuance of the Restricted Shares to him pursuant to Section 2 above.  Instead, the Company is entering into this Agreement as an inducement to Executive to remain in the Company’s Continuous Service and to devote his utmost efforts to the achievement of the Financial Performance Goal and the satisfaction of the other Vesting Conditions, which shall constitute good and valuable consideration for the obligations of and the performance of this Agreement by the Company in accordance with and on the terms and subject to the conditions set forth herein; provided, however, that it is further acknowledged and agreed by Executive that the only consideration to be received by the Company for or in respect of the vesting of any of the Restricted Shares under Section 4 and the termination of its Reacquisition Rights under Section 5 hereof with respect to any Unvested Shares shall be the satisfaction of the Vesting Conditions.

4.             Vesting of Restricted Shares.  Subject to the following terms and satisfaction of the Vesting Conditions set forth below in this Section 4, the Restricted Shares shall vest (that is, become Vested Shares) in installments, as follows:

4.1               Service-Vested Shares.

(a)   If and only if no cessation of Executive’s Continuous Service (as defined above) has occurred prior to June 30, 2011, then, effective as of that date an initial installment equal to _________ [25% of the] Restricted Shares shall become Vested Shares and shall, therefore, cease to be subject to the Company’s Reacquisition Right and the other restrictions contained in this Agreement, other than any applicable Securities Law Restrictions.

(b)   If and only if no cessation of Executive’s Continuous Service has occurred prior to June 30, 2012, then, effective as of that date an installment equal to another _________ [25% of the] Restricted Shares shall become Vested Shares and shall, therefore, cease to be subject to the Company’s Reacquisition Right and the other restrictions contained in this Agreement, other than any applicable Securities Law Restrictions.

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4.2               Performance-Contingent Shares.  If a determination is made by the Administrator (as defined in the Plan) that the Company has achieved the Financial Performance Goal, and:

                                                    (a)   the Executive has been in the Continuous Service of the Company or any other Employer Entity between the date hereof and the date such determination is made, then, on such date another ______ [25% of the] Restricted Shares shall become Vested Shares and shall thereupon cease to be subject to the Company’s Reacquisition Right and the other restrictions contained in this Agreement, other than any applicable Securities Law Restrictions;

                                                    (b)   the Executive has remained in the Continuous Service of the Company or any other Employer Entity between the date hereof and June 30, 2012, then, on that date an additional _____ [12.5% of the] Restricted Shares shall become Vested Shares and shall thereupon cease to be subject to the Reacquisition Right of the Company and the other restrictions contained in this Agreement, other than any applicable Securities Law Restrictions; and

                                                    (c)   the Executive has remained in the Continuous Service of the Company or any other Employer Entity between the date hereof and June 30, 2013, then, on that date a final installment equal to __________ [12.5% of the] Restricted Shares shall become Vested Shares and shall thereupon cease to be subject to the Reacquisition Right of the Company and the other restrictions contained in this Agreement, other than any applicable Securities Law Restrictions.

4.3               Effect of a Termination of Executive’s Employment Without Cause or for Good Reason.  Notwithstanding anything to the contrary that may be contained elsewhere in this Agreement, if there occurs a Termination Without Cause or a Termination for Good Reason of Executive’s employment with the Company or any Affiliate thereof at any time that any of the Restricted Shares are Unvested Shares, and Executive does not continue in the Continuous Service of the Company or any of its Affiliates thereafter, then, such Unvested Shares shall thereupon become Vested Shares without the necessity of any action by the Company or Executive.

4.4               Effect of Change of Control.  If a Change of Control (as defined in the Plan) occurs, while any of the Restricted Shares continue to be Unvested Shares, then the applicable provisions of Section 11 of the Plan shall govern the vesting of any Unvested Shares by reason of such Change of Control.

5.           Reacquisition and Reconveyance of Unvested Shares upon a Termination of Continuous Service.

                              5.1   Reacquisition Rights.  Notwithstanding anything to the contrary that may be contained elsewhere in this Agreement, the Company shall have the right to reacquire some or all of the Restricted Shares (the “Reacquisition Right”), as follows:

(a)   Termination of Continuous Service Prior to June 30, 2011 or 2012.  The Company shall have the right (but not the obligation) to exercise its Reacquisition Right to reacquire all _______ of the Restricted Shares, or such lesser number thereof as the Administrator deems in its sole and absolute discretion to be appropriate, in the event that there is a cessation or termination of Executive’s Continuous Service (other than by reason of a Termination Without Cause or a Termination for Good Reason) prior to June 30, 2011.  If, on the other hand, the Executive has remained in the Continuous Service of the Company or any other Employer Entity until at least June 30, 2011, but such Continuous Service ceases prior to June 30, 2012, then, the Company shall have the right (but not the obligation) to exercise its Reacquisition Right to reacquire up to a total of _______ [25% of the] Restricted Shares, or such lesser number thereof as the Administrator deems in its sole and absolute discretion to be appropriate.

(b)   Failure to Achieve Financial Performance Goal.  If it is determined by the Administrator that the Company has failed to achieve the Financial Performance Goal, then, the Company shall become entitled to exercise its Reacquisition Rights to reacquire ____________ [50% of the] Restricted Shares or such lesser number thereof as the Administrator deems in its sole and absolute discretion to be appropriate.

(c)   Cessation of Continuous Service After Achievement of Financial Performance Goal.  If the Administrator has determined that the Financial Performance Goal has been achieved, but:

(i)           Executive ceases to remain in the Company’s Continuous Service through at least June 30, 2011 (other than by reason of a Termination Without Cause or a Termination for Good Reason), the Company shall become entitled to exercise its Reacquisition Right to acquire ____________ [50% of the] Restricted Shares or such lesser number thereof as the Administrator deems in its sole and absolute discretion to be appropriate; or

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(ii)           Executive’s Continuous Service ceases after June 30, 2011, but prior to July 1, 2012 (other than by reason of a Termination Without Cause or a Termination for Good Reason), the Company shall become entitled to exercise its Reacquisition Right to acquire up to _________ [25% of the] Restricted Shares or such lesser number thereof as the Administrator deems in its sole and absolute discretion to be appropriate; or

(iii)           Executive’s Continuous Service ceases after June 30, 2012, but prior to July 1, 2013 (other than by reason of a Termination Without Cause or a Termination for Good Reason), the Company shall become entitled to exercise its Reacquisition Right to acquire up to _________ [12.5% of the] Restricted Shares or such lesser number thereof as the Administrator deems in its sole and absolute discretion to be appropriate.

5.2   Consideration for Exercise of Repurchase Right.  It is expressly agreed by Executive that, since Executive is not making any monetary payment or incurring any monetary obligation to the Company for the issuance of the Restricted Shares and satisfaction of the Vesting Conditions is a condition precedent to and the only consideration for the vesting of the Restricted Shares, no purchase price or other consideration shall be payable to Executive by the Company for the Company’s reacquisition, pursuant to Section 5.1 hereof, of any or all of the Unvested Shares for which there has been a failure of any of the applicable Vesting Conditions.

5.3   Procedure for Exercise of Reacquisition Right.  For sixty (60) days after the effective date of the cessation of Executive’s Continuous Service or the failure of the Financial Performance Goal, as the case may be, the Company may exercise the Reacquisition Right by giving Executive, or any Permitted Assign (as defined in Section 6 below) of Executive who has acquired ownership of any of the Unvested Shares, written notice (a “Reacquisition Notice”) of the number of the then Unvested Shares which the Company is entitled, pursuant to Section 5.1, and has elected to reacquire (the “Reacquisition Shares”).

5.4   Settlement and Closing of Reacquisition.  If the Company has elected to exercise its Reacquisition Right as to part or all of the then Unvested Shares within the 60-day period described above, then, within ten (10) business days following the date of the Reacquisition Notice, Executive or his Permitted Assigns (as the case may be) shall deliver or cause to be delivered to the Company (i) the certificate(s) representing the Reacquisition Shares, together with a stock assignment separate from certificate, duly endorsed in blank, in full reconveyance and transfer of such Reacquisition Shares to the Company, or any Company Assignee (as the case may be) pursuant to this Section 5 and (ii) such other documents and instruments, including any agreements, that the Company may request to evidence and effectuate (x) the reconveyance and transfer of the Reacquisition Shares to the Company or the Company Assignee, if any, free and clear of any and all claims, liens, pledges, security interests, options, encumbrances and adverse interests of any kind or nature whatsoever (collectively, “Liens and Encumbrances”) and (y) the termination and release by Executive (and his Permitted Assigns, if any) of all rights, title and interest in and to and all claims of any nature whatsoever that Executive or his Permitted Assigns may have or may assert with respect to such Reacquisition Shares.  Such additional documents and instruments may include written representations and warranties by the Executive and his Permitted Assigns (if any) that, upon such reconveyance and transfer, the Company shall become the beneficial and record owner of such Unvested Shares, free and clear of any and all Liens and Encumbrances and a release agreement, in such form as the Company may request, forever releasing the aforementioned rights and claims.  Executive, on his behalf and on behalf of any Permitted Assigns to whom he may transfer any of the Unvested Shares in accordance with Section 6 below, hereby irrevocably appoints the Company as the attorney-in-fact for Executive and his Permitted Assigns (if any) and irrevocably grants to the Company a power of attorney, with full power of substitution and resubstitution, to take such actions and to execute and deliver such documents and instruments, in the name and on behalf of Executive or any of his  Permitted Assigns, as the Company deems necessary, appropriate or desirable to effectuate such reconveyance and transfer of the Reacquisition Shares to the Company or any Company Assigns and the execution of the related documents, instruments and agreements as contemplated by this Section 5.4. Such appointment and power of attorney is being given by Executive as security for the performance of Executive’s obligations hereunder and is, therefore, coupled with an interest, and shall be irrevocable and shall continue in full force and effect following the death or any incapacity, whether physical or mental, of Executive or any Permitted Assign to whom any of the Unvested Shares have been transferred until the earlier of (x) the vesting of all of the Unvested Shares or (y) the Reacquisition of the Unvested Shares that the Company has elected to reacquire pursuant to this Section 5.  In the event that the Company (i) sends a Reacquisition Notice to Executive within the aforesaid sixty (60) day period as to some, but not all, of the Unvested Shares it is then entitled to reacquire, or (ii) fails to send any Reacquisition Notice to Executive within the aforesaid 60-day period, then all of the then Unvested Shares that it was entitled, but did not elect, to reacquire shall thereupon become Vested Shares.

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5.5   Deposit of Unvested Shares.  Upon issuance of the Restricted Shares pursuant to Section 2 of this Agreement, Executive shall deposit or cause to be deposited with the Company, or such person or entity as the Company may designate in writing, the certificate or certificates (as the case may be) representing all of the Unvested Shares, together with a stock assignment separate from certificate duly executed by Executive in blank, which shall be held by the Company or such designated person, as the case may be, until such Unvested Shares have become Vested Shares.

5.6   Dividends and Distributions.  If the Company pays any dividends or distributions, whether in cash, stock or other property, to all of the holders of the Company’s outstanding shares of common stock at a time when any of the Restricted Shares are Unvested Shares, then the dividends or distributions that would become payable at that same time on the Restricted Shares (the “Restricted Share Dividends”) will be paid to Executive as follows:

(a)   Restricted Share Dividends that are declared and will become payable by the Company between July 17, 2010 and June 30, 2011, inclusive, will be paid to the Executive as follows:

(i)           In the case of those Unvested Shares that, subject to satisfaction of the applicable Vesting Conditions, will become Vested Shares on June 30, 2011:  As and when the dividends are paid by the Company on all of its outstanding shares; and

(ii)           In the case of those of the Unvested Shares that, subject to satisfaction of the applicable Vesting Conditions, would become Vested Shares on June 30, 2012:  On or within 10 days of July 1, 2011; and

(iii)           In the case of those of the Unvested Shares that, subject to satisfaction of the applicable Vesting Conditions, would become Vested Shares on June 30, 2013:  On or within 10 days of July 1, 2012.

(b)   Restricted Share Dividends that are payable between July 1, 2011 and June 30, 2012, inclusive, will be paid to the Executive as follows:

(i)           In the case of those Unvested Shares that, subject to satisfaction of the applicable Vesting Conditions, would become Vested Shares on June 30, 2012:  As and when declared by the Company; and

(ii)           In the case of those of the Unvested Shares that, subject to satisfaction of the applicable Vesting Conditions, would become Vested Shares on June 30, 2013: On or within 10 days of July 1, 2012.

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(c)   Restricted Share Dividends that become payable between July 1, 2012 and June 30, 2013 on those of the Unvested Shares that, subject to satisfaction of the applicable Vesting Conditions, would become Vested Shares on June 30, 2013 will be paid as and when paid to shareholders generally.

(d)   Any Restricted Share dividends that are declared prior to, but are not paid until after, any vesting date, will be paid only on those of the Unvested Shares that become Vested Shares on that vesting date or which the Company elects not to reacquire pursuant to Section 5.1 hereof, but shall not be paid any on of the Unvested Shares that became subject to the Company’s Reacquisition Right on that vesting date and are reacquired by the Company pursuant to Section 5.1 hereof.

    Pending their payment, any Restricted Share Dividends that will not be paid as and when the corresponding dividends are paid to shareholders generally will be deposited in a segregated bank account maintained on the Company’s behalf by the transfer agent for the Company’s common stock or a bank or other depository institution as may be designated by the Company.  Notwithstanding anything to the contrary that may be set forth in this Section 5.5 above, however, in no event shall any dividends or distributions be paid on any Restricted Shares that are reacquired by the Company pursuant to Section 5.1 above.

5.7   Voting Rights.  Unless and until any Unvested Shares are reacquired pursuant to Section 5.1 hereof, Executive (or any of his Permitted Assigns, as the case may be) shall be entitled to vote such Unvested Shares to the same extent as if they were Vested Shares.

5.8   Assignment by the Company.  The Company may assign its Reacquisition Right, in whole or in part, without the consent of the Executive, to any person or entity (a “Company Assignee”).  In the event of any such assignment, the Company shall give written notice thereof to Executive, provided that the failure to give such notice shall not invalidate any such assignment or preclude the exercise of the Company’s Reacquisition Rights or any other of the Company’s rights hereunder by any such Company Assignee.

6.   Restrictions on Transferability of the Unvested Shares.  Unvested Shares may not be sold, transferred, pledged or hypothecated, or otherwise disposed of or encumbered, except that Unvested Shares may be transferred to Executive’s estate or heirs upon his death in accordance with the laws of descent and distribution or to his former spouse (if any) pursuant to a qualified domestic relations order issued by a court in settlement of marital property rights (each such person to whom any of the Unvested Shares are transferred, a “Permitted Assign”).  Any Unvested Shares that are transferred to a Permitted Assign, as provided in this Section 6, shall remain subject to all of the terms, conditions and restrictions of this Agreement, including the Company’s Reacquisition Rights under Section 5 and any Permitted Assign shall, as a condition precedent to the effectiveness of any such transfer of any of the Unvested Shares, execute and deliver to the Company an instrument, in a form reasonably acceptable to the Company, by which such Permitted Assign shall agree to comply with, and which shall provide that the Unvested Shares being assigned or transferred to the Permitted Assign shall remain subject to, all of the terms, restrictions and conditions of, this Agreement, including the Company’s Reacquisition Right.  If the foregoing condition to any such transfer is not satisfied, then such purported transfer to such Permitted Assign shall be null and void ab initio and of no force or effect and the Company shall not be required to recognize such assignment or transfer.  Any stock certificates evidencing any Unvested Shares to be reissued in the name of any Permitted Assign shall bear a restrictive legend substantially in the form of Exhibit B hereto for so long as such Restricted Shares remain Unvested Shares and, upon the issuance of a stock certificate or certificates for such Unvested Shares in the name of the Permitted Assign, such stock certificate(s), together with a stock assignment separate from certificate duly executed, in blank, by such Permitted Assign, shall be deposited with the Company or its designee as provided in Section 5.5(a) above.

    7.            Issuance of Certificates Upon Vesting of Restricted Shares.  If any of the Unvested Shares have become Vested Shares, then, as soon as practicable thereafter, the Company shall issue or cause to be issued to Executive or his Permitted Assigns (if any) one or more stock certificates, in the name of the Executive or such Permitted Assigns (as the case may be), evidencing his or such Permitted Assigns’ ownership of those Vested Shares, free of the restrictive legend set forth in Exhibit B hereto; provided, however, that if Executive or any such Permitted Assign is a director or executive officer of, or owns beneficially, more than 10% of the Company’s outstanding shares of common stock, at the Company’s election that certificate may bear a legend to the effect that any sale, transfer, pledge or other disposition of any of such Vested Shares may be made only pursuant to a registration statement that has been filed with and declared effective by the Securities Exchange Commission under, or an exemption from the registration provisions of, the Securities Act of 1933, as amended, and in compliance with any applicable state securities laws.

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    8 .            Adjustments Upon Changes in Capital Structure.  In the event that the outstanding shares of common stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then Executive or his Permitted Assigns, if any, as the case may be, shall be entitled to exchange, for the stock certificate(s) evidencing the then Unvested Shares, new or additional or different shares of stock or securities, in order to preserve, as nearly as practical, but not to increase, the benefits of Executive or such Permitted Assigns under this Agreement, in accordance with the provisions of Section 11.1 of the Plan.  Such new, additional or different shares shall be deemed “Unvested Shares” for purposes of this Agreement and subject to all of the terms and conditions hereof, including the Company’s Reacquisition Rights under Section 5 hereof.

    9.       Limitation of Company’s Liability for Nonissuance; Nonpermitted Transfers.

9.1          The Company agrees to use its reasonable best efforts to obtain from any applicable regulatory agency such authority or approvals as may be required in order to issue the Restricted Shares to Executive pursuant to this Agreement.  The inability of the Company to obtain any such authority or any approvals which are deemed by the Company’s counsel to be necessary for the lawful issuance of the Restricted Shares hereunder and under the Plan shall relieve the Company of any liability in respect of the nonissuance of such Restricted Shares as to which such requisite authority or any such approvals have not been obtained.

9.2          Any purported sale or transfer of any of the Restricted Shares, whether by the Executive or any Permitted Assign thereof that does not comply with the requirements of this Agreement or violates the provisions of Section 6 hereof shall be null and void ab initio and of no force or effect and the Company shall not be required to:  (i) transfer on its books any such Restricted Shares purported to have been so sold or transferred, or (ii) treat as the record or beneficial owner of such Restricted Shares, or to accord the right to vote or to pay dividends or other distributions to, any transferee to whom such Restricted Shares have been sold or transferred in violation of this Agreement.

10.          Notices.  Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, (or by such other method as the Administrator may from time to time deem appropriate), and addressed, if to the Company, at its principal place of business, Attention:  the Chief Financial Officer, and if to the Executive, at his or her most recent address as shown in the employment or stock records of the Company.

11.           Binding Obligations.  All covenants and agreements herein contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the parties hereto and their successors and, in the case of the Company, any Company Assignees and, in the case of Executive, any of his Permitted Assigns.

12.           Amendments and Waivers.  This Agreement may not be amended, discharged or terminated other than by written agreement executed by the parties.  No waiver by either party of any of its rights or the obligations of the other party under this Agreement shall be effective unless such waiver is set forth in a writing executed and delivered by the party purported to have granted such waiver and no failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial written waiver of any right of the waiving party or any obligation of the other party preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

13.           Assignment.  Executive shall have no right, without the prior written consent of the Company, to (i) sell, assign, mortgage, pledge, grant options with respect to or otherwise transfer any interest or right created by or under this Agreement, or (ii) delegate any of his duties or obligations under this Agreement, except as otherwise permitted under and to the extent set forth in Section 6 hereof.

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14.           Severability.  Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding and shall remain in full force and effect.

15.           Counterparts.  This Agreement may be executed in one or more counterparts, and each of such executed counterparts, and any photocopies or facsimile copies thereof, shall constitute an original of this Agreement, but all of which, when taken together, shall constitute one and the same instrument.

16.           Applicable Law and Equitable Remedies.  This Agreement shall be construed in accordance with the laws of the State of California without reference to choice of law principles, as to all matters, including, but not limited to, matters of validity, construction, effect or performance or non-performance (actual or alleged).  In the event of a breach or threatened breach by Executive, or any of his Permitted Assigns, of any of their obligations under this Agreement, including any of the obligations set forth in Sections 5 and 6 of this Agreement, then, without limiting any other rights or remedies that the Company may have at law or in equity or otherwise, the Company shall be entitled to obtain temporary, preliminary and permanent injunctive relief to cause Executive or his Permitted Assigns (as the case may be) to halt any such breach or to prevent any threatened breach from taking place, and an order of specific performance of the obligation or obligations being breached or threatened to be breached, without the necessity of having to post a bond or other security as a condition to the issuance or maintenance of any such equitable relief.

17.           No Agreement to Employ.  The right of the Company or any of its Affiliates to terminate, at will, the Executive’s employment with the Company or any such Affiliates at any time (whether by dismissal, discharge or otherwise), with or without Cause, is specifically reserved, subject to the provisions of Section 4.3 and the applicable terms of any other written employment or other agreements to which the Company and Executive may be a party.

18.           “Market Stand-Off” Agreement.  Executive agrees, and each of his Permitted Assigns, if any, will agree, in connection with any registration of the Company’s securities that, upon the request of the Company or the underwriters managing any public offering of the Company’s securities, Executive and any such Permitted Assign will not sell or otherwise dispose, in whole or in part, of any of the Restricted Shares issued hereunder, whether Vested or Unvested, without the prior written consent of the Company or such underwriters, as the case may be, for a period of time (not to exceed 180 days) from the effective date of such registration as the Company or the underwriters may specify.

19.            Receipt of Plan; Entire Agreement.  Executive represents that he has received a copy, and is familiar with the terms and provisions, of the Plan.  This Agreement, together with the Exhibits hereto and the applicable provisions of the Plan, constitute the entire agreement and understanding of the Company and Executive with respect to, and supersede all other contemporaneous or prior agreements and understandings, oral or written, between the Company and Executive relating to, the subject matter of this Agreement.  In the event of any conflict between any of the terms or provisions of this Agreement and any terms or provisions of the Plan, then, in such event, the terms of the Plan shall govern over the conflicting terms of this Agreement.

20.            Tax Elections.  Executive understands that Executive (and not the Company) shall be responsible for the Executive’s own tax liability that may arise as a result of the acquisition or vesting of any of the Restricted Shares.  Executive acknowledges and represents and warrants that (i) the Company is not providing and has not provided any tax advice to Executive with respect to the acquisition by Executive of the Restricted Shares or any tax elections available to him in respect thereof and he is relying solely on his own personal tax advisors for such advice; (ii) Executive has considered the advisability of all tax elections in connection with the acquisition of the Restricted Shares, including the making of an election under Section 83(b) under the Internal Revenue Code of 1986, as amended (“Code”); and (iii) the Company has no responsibility for the making of such Section 83(b) election or any other tax elections, whether under federal or state laws or regulations.  In the event Executive determines to make a Section 83(b) election, Executive agrees to timely provide a copy of that election to the Company as required under the Code.

99.1-9

21.            Attorneys’ Fees.  If any party shall bring an action in law or equity against the other to enforce or interpret any of the terms, covenants and provisions of this Agreement, the prevailing party in such action shall be entitled to recover reasonable attorneys’ fees and costs from the other party.

[Signatures of the parties follow on next page.]

99.1-10

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:	EXECUTIVE:

COLLECTORS UNIVERSE, INC.

By:

Name:
(Print Name)
Title:
Address:

99.1-11

EXHIBIT A

DEFINITIONS OF GOOD REASON ACTION AND MISCONDUCT

For purposes of this Agreement the following terms shall have the respective meanings set forth below:

1.           The term “Good Reason Action” shall mean the occurrence of any of the following:

(a)           Reduction or Adverse Change of Authority and Responsibilities.  The Employer Entity (whether that is the Company or any Affiliate thereof) materially reduces Executive's authority, duties or responsibilities with the Employer Entity, unless such reduction is made as a consequence of (i) any acts or omissions of Executive which would entitle Employer to terminate Executive’s employment for Misconduct (as defined below in this Exhibit A), or (ii) Executive’s permanent disability, as defined in Section 22(e)(3) of the Code);

(b)           Material Reduction in Salary.  The Company or Employer Entity materially reduces Executive's base salary or base compensation below the amount thereof as in effect on the day prior to the such action, unless such reduction is made (i) as part of an across-the-board cost-cutting measure that is applied equally or proportionately to all senior executives of the Employer Entity, rather than discriminatorily against Executive, or (ii) as a result of any acts or omissions of Executive which would entitle Employer to terminate Executive’s employment for Misconduct, or (iii) by and at the election of the Employer as a result of Executive’s disability;

(c)           Relocation.  Company or Employer Entity relocates Executive’s principal place of employment to an office (other than the headquarters offices of the Company or the Employer Entity) located more than thirty (30) miles from Executive’s then principal place of employment (other than for temporary assignments or required travel in connection with the performance by Executive of his duties for the Employer Entity); or

(d)           Breach of Material Employment Obligations.  The Company or the Employer Entity (if other than the Company) commits a breach of any of its material obligations to Executive under this Agreement or there is a breach by the Company or the Employer Entity of any of such party’s material obligations under any employment agreement it may have with Executive as of the date of this Agreement or at any time thereafter, which breach continues uncured for a period of thirty (30) days following written notice thereof from Executive.

PROVIDED, HOWEVER, that, notwithstanding anything to the contrary that may be contained above in this Section 1 or elsewhere in this Agreement the following conditions must be satisfied in order for such termination of employment to constitute a Termination for Good Reason and for the Unvested Shares to become Vested Shares by reason of the taking or occurrence of any of the Good Reason Actions set forth above:  (i) Executive shall not have consented to the taking of any such Good Reason Action by the Company or the Employer Entity (as the case may be), (ii) within ten (10) calendar days immediately following the date that Executive is first notified in writing by the Company or such other Employer Entity (as the case may be) of the taking of such Good Reason Action, Executive shall have given Employer a Good Reason Termination Notice (as hereinafter defined), (iii) the Company or the Employer Entity (if other than the Company) shall not have rescinded, or cured the adverse effects on Executive of, such Good Reason Action within a period of thirty (30) consecutive calendar days following the Company’s receipt of such Good Reason Termination Notice (the “Cure Period”), (iv) Executive shall have, in fact, terminated his employment with the Company or the Employer Entity, as the case may be, and ceased altogether his Continuous Service with the Company and its Affiliates within ten (10) calendar days after the expiration of the Cure Period, and (v) neither the Company or the Employer Entity is required to take any of the above-described Good Reason Actions in order to comply with any applicable laws or government regulations or any order, ruling, instruction or determination of any court or other tribunal or any government agency having jurisdiction over the Company or any of its Affiliates.

2.           The term “Good Reason Termination Notice” shall mean a written notice from Executive to the Company stating that he is terminating his Employment with the Employer Entity for Good Reason and also ceasing his Continuous Service with the Company and any of its Affiliates, and describing in reasonable detail the Good Reason Action (as defined above) that has led Executive to terminate his employment with the Company or other Employer Entity (as the case may be) for Good Reason.

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3.           The term “Misconduct” shall mean:

(a)           The commission of any act of fraud, embezzlement or dishonesty by Executive which materially and adversely affects the business of the Company or any of its Affiliates;

(b)           Any unauthorized use or disclosure by Executive of confidential information or trade secrets of the Company or any of its Affiliates;

(c)           The voluntary resignation by Executive of his employment with the Company and any Affiliates of the Company or the refusal by Executive to perform any material duties required of him if such duties are consistent with duties customary for the position that he holds with the Company or any Affiliate thereof;

(d)           Any material act or omission by Executive involving gross negligence or intentional misconduct in the performance of Executive’s duties to, or material deviation from any of the policies or directives of, the Company or the acquiring or successor entity (or parent or any subsidiary thereof) that adversely affects the business or public reputation of the Company or any of its Affiliates;

(e)           Conduct on the part of Executive which constitutes the breach of any statutory or common law duty of loyalty to the Company or any of its Affiliates; or

(f)           Any illegal act by Executive which materially and adversely affects the business or business reputation of the Company or any of its Affiliates or any felony committed by Executive, as evidenced by his conviction thereof or a plea of nolo contendere by Executive.

The definition of Misconduct shall not limit the grounds on which or the reasons for which the Company or any of its Affiliates may terminate Executive’s employment or his Continuous Service.

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EXHIBIT B

FORM OF RESTRICTIVE LEGEND

THE TRANSFERABILITY OF THE SHARES REPRESENTED BY THIS STOCK CERTIFICATE IS RESTRICTED UNDER, AND SUCH SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF, EITHER IN WHOLE OR IN PART, EXCEPT AS AND TO THE LIMITED EXTENT PERMITTED BY, THAT CERTAIN RESTRICTED STOCK AGREEMENT, DATED AS OF JULY 16, 2010, BETWEEN THE ISSUER OF THE SHARES AND THE HOLDER THEREOF, AND ANY ATTEMPTED SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION OF ANY OF THE SHARES NOT IN STRICT COMPLIANCE WITH THE PROVISIONS OF THAT AGREEMENT SHALL CONSTITUTE A BREACH OF THAT AGREEMENT AND SHALL BE VOID AND INEFFECTIVE TO CONVEY ANY RIGHT, TITLE OR INTEREST, OF ANY KIND OR NATURE, IN OR TO ANY OF THE SHARES.

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